Exhibit 99.4

THE MANITOWOC COMPANY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information for the periods indicated below have been derived by the application of pro forma adjustments, which give the effect to (a) the October 27, 2008 acquisition by The Manitowoc Company, Inc. (“Manitowoc” or the “Company”) of all of the issued and to be issued ordinary share capital of Enodis plc (now known as Enodis Limited) (“Enodis”) for $2.2 billion in cash, including certain transaction fees; and (b) borrowings by Manitowoc under its Amended and Restated Credit Agreement, dated as of August 25, 2008, with JP Morgan Chase Bank, N.A., as Administrative Agent, Deutsche Bank AG New York Branch and Morgan Stanley Senior Funding, Inc., as Syndication Agents, and BNP Paribas, as Documentation Agent, as amended (“Credit Agreement”), to fund the acquisition of Enodis and to retire certain Manitowoc and Enodis indebtedness (the transactions described in (a) and (b) collectively, the “Transactions”).  The unaudited pro forma condensed consolidated statements of income for the fiscal year ended December 31, 2007 and for the six month period ended June 30, 2008 give effect to the acquisition of Enodis as if it had occurred on January 1, 2007.  The unaudited pro forma condensed consolidated balance sheet presents the financial position of the Company as of June 30, 2008, giving effect to the acquisition of Enodis as if it had occurred on such date.

The unaudited pro forma condensed consolidated statement of income for the fiscal year ended December 31, 2007, has been prepared based on the Company’s historical condensed consolidated statement of income for the year ended December 31, 2007 and the historical condensed consolidated statement of income of Enodis for its fiscal year ended September 29, 2007.  The unaudited pro forma condensed consolidated statement of income for the six months ended June 30, 2008, has been prepared based on the Company’s historical condensed consolidated statement of income for the six months ended June 30, 2008 and the historical condensed consolidated statement of income of Enodis for its six fiscal months ended March 29, 2008.  The unaudited pro forma condensed consolidated balance sheet as of June 30, 2008, has been prepared based on the historical condensed consolidated balance sheet of the Company as of June 30, 2008 and the historical condensed consolidated balance sheet of Enodis as of March 29, 2008.  The unaudited pro forma adjustments were based upon available information and assumptions that the Company believes are reasonable under the circumstances.

The unaudited pro forma condensed consolidated financial information was prepared using the acquisition method of accounting with the assets acquired and liabilities assumed recorded at their estimated fair values.  Goodwill is generated to the extent that the acquisition consideration, including transaction costs, exceeds the fair value of net assets acquired.  The Company is in the process of finalizing the purchase price allocation, which allocates the excess of purchase price, including transaction costs, over the fair value of acquired contracts, the tangible and identifiable intangible assets, and deferred tax assets and liabilities acquired to goodwill.  The Company has not finished this purchase price allocation.  Estimates of useful lives and estimated fair values of tangible and amortizable intangible assets will be completed after the Company obtains third-party appraisals, performs its own internal assessments and reviews all available data.  Any final adjustments will change the allocations of the purchase price, which could affect the fair values assigned to the assets acquired and liabilities assumed and, in turn, result in changes to the unaudited pro forma condensed consolidated financial information, including a change to goodwill.  There can be no assurance that such finalization will not result in material changes.

The unaudited pro forma condensed consolidated financial information is presented for informational purposes only and does not purport to represent the financial position and results of operations that would have been achieved had the acquisition been completed as of the dates indicated or the Company’s future financial position or results of operations.  The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical consolidated financial statements of the Company, including related notes thereto, that have previously been filed with the Securities and Exchange

Commission (the “SEC”) and are available to the public over the Internet at the SEC’s website at www.sec.gov.

A.            Unaudited Pro Forma Condensed Consolidated Statements of Income
(In millions, except per share amounts)

	Manitowoc	Enodis
	Year Ended	Fiscal Year Ended		Total
	December 31, 2007	September 29, 2007		Pro Forma		Manitowoc
Millions of stated currency, except share	US GAAP	IFRS		Adjustments		Pro Forma Consolidated
and per share data	USD	GBP	USD (7)	USD		USD

Net sales	$4,005.0	£804.4	$1,583.9	$(320.4	)(4)	$5,268.5
Costs and expenses:
Cost of sales	3,093.4	618.6	1,218.0	(228.9	)(1),(4)	4,082.5
Engineering, selling and administrative expenses	401.9	106.7	210.1	(34.0	)(1),(4),(8)	578.0
Amortization expense	5.8	1.3	2.6	25.4	(2),(8)	33.8
Gain on sale of parts line	(3.3)	—	—	—		(3.3)
Pension settlements	5.3	—	—	—		5.3
Exceptional items and amortization of acquisition intangibles	—	5.8	11.4	(11.4	)(8)	—
Total costs and expenses	3,503.1	732.4	1,442.1	(248.9)		4,696.3

Operating earnings from continuing operations	501.9	72.0	141.8	(71.5)		572.2

Other expenses:
Interest expense	(36.3)	(10.2)	(20.1)	(168.4	)(3),(4)	(224.8)
Loss on debt extinguishment	(12.5)	—	—	—		(12.5)
Other income (expense)-net	9.9	1.5	3.0	0.2	(4)	13.1
Total other expenses	(38.9)	(8.7)	(17.1)	(168.2)		(224.2)

Earnings from continuing operations before taxes on earnings	463.0	63.3	124.7	(239.7)		348.0

Provision for taxes on earnings	129.4	22.2	43.7	(72.3	)(4),(5)	100.8

Earnings from continuing operations	$333.6	£41.1	$81.0	$(167.4)		$247.2

Per Share Data (6)
Basic earnings per share from continuing operations	$2.68					$1.98

Diluted earnings per share from continuing operations	$2.62					$1.94

Weighted average shares outstanding
Basic:	124,667,931					124,667,931
Diluted:	127,489,416					127,489,416

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Statements of Income

	Manitowoc	Enodis
	Six Months Ended	Six Fiscal Months Ended		Total
	June, 30 2008	March 29, 2008		Pro Forma		Manitowoc
Millions of stated currency, except share	US GAAP	IFRS		Adjustments		Pro Forma Consolidated
and per share data	USD	GBP	USD (15)	USD		USD

Net sales	$2,382.2	£394.6	$794.0	$(151.1	)(12)	$3,025.1
Costs and expenses:
Cost of sales	1,811.3	287.5	578.5	(111.5	)(9),(12)	2,278.3
Engineering, selling and administrative expenses	231.7	74.3	149.5	(13.3	)(9),(12),(16)	367.9
Amortization expense	3.5	0.5	1.0	11.0	(10)	15.5
Exceptional items	—	5.5	11.1	(11.1	)(16)	—
Total costs and expenses	2,046.5	367.8	740.1	(124.9)		2,661.7

Operating earnings from continuing operations	335.7	26.8	53.9	(26.2)		363.4

Other expenses:
Interest expense	(14.0)	(5.2)	(10.5)	(86.4	)(11),(12)	(110.9)
Loss on debt extinguishment	—			—		—
Other income (expense)-net	8.1	0.6	1.2	0.2	(12)	9.5
Total other expenses	(5.9)	(4.6)	(9.3)	(86.2)		(101.4)

Earnings from continuing operations before taxes on earnings	329.8	22.2	44.6	(112.4)		262.0

Provision for taxes on earnings	93.3	12.4	25.0	(44.0	)(12),(13)	74.3

Earnings from continuing operations	$236.5	£9.8	$19.6	$(68.4)		$187.7

Per Share Data (14)
Basic earnings per share from continuing operations	$1.82					$1.45

Diluted earnings per share from continuing operations	$1.79					$1.42

Weighted average shares outstanding
Basic:	129,737,054					129,737,054
Diluted:	131,913,742					131,913,742

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Statements of Income

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENTS OF INCOME

1.               Adjustment to reflect additional annual depreciation expense of $2.3 million in cost of sales and $0.3 million in selling, general and administrative expenses resulting from increased basis and remaining economic useful lives of Enodis depreciable tangible assets acquired of $26.2 million based on estimated useful lives of 3 to 30 years. The Unaudited Pro Forma Condensed Consolidated Statement of Income does not include a nonrecurring charge of approximately $9.5 million for the amortization of the fair value adjustment to inventories.

2.               Adjustment to reflect an increase in amortization expense related to the recording of the preliminary fair value of identifiable intangible assets, amortized over their estimated remaining useful lives (in millions):

			Estimated
	Preliminary	Annual	Useful
	Fair Value	Amortization	Life

Customer relationships	$315.0	$15.8	20 years
Developed technology	165.0	11.0	15 years
Trademarks	339.0	—	Indefinite
Total	$819.0	26.8

Less Enodis historical amortization		$(2.4)

Net increase in amortization		$24.4

3.               Adjustment to record interest expense and amortization of deferred debt issuance cost on the debt incurred to finance the acquisition of Enodis and retire Manitowoc and Enodis indebtedness based upon pro forma consolidated debt of Manitowoc following consummation of the Transactions using the interest rates as shown (as if the Transactions had been consummated as of January 1, 2007) (in millions):

	Interest
	Rate (a)	Manitowoc (c)	Enodis	Consolidated

Eliminate historical expense
Interest on pre-existing debt		$(3.5)	$(16.3)	$(19.8)
Amortization of debt issue costs		(0.4)	(3.7)	(4.1)
Total historical expense		(3.9)	(20.0)	(23.9)

Interest on new debt
5 year Term Loan A ($1,025.0)	5.2%	51.5	—	51.5
6 year Term Loan B ($1,200.0)	6.5%	77.7	—	77.7
18 month Term Loan X ($300.0)	5.2%	15.7	—	15.7
5 year Revolver ($200.0)	5.2%	10.4	—	10.4
Undrawn Revolver ($200.0)	0.5%	1.0	—	1.0
Total interest on new debt		156.3	—	156.3

Amortization of debt issuance costs (b)		37.8	—	37.8

Net adjustment		$190.2	$(20.0)	$170.2

(a)          Borrowings made under the Credit Agreement will initially bear interest at 3.25 percent, in the case of borrowings other than Term Loan B, or 3.50 percent, in the case of Term

Loan B, in each case in excess of an adjusted LIBO rate as defined in the Credit Agreement, or 1.75 percent, in the case of borrowings other than Term Loan B, or 2.00 percent, in the case of Term Loan B, in each case in excess of an Alternate Base Rate (“ABR”), at the Company’s option. In the event the ABR is less than the adjusted LIBO rate, the Company must choose the adjusted LIBO rate option.  An increase in the interest rate of 1/8% would change pro forma interest expense and net income by $1.9 million and $1.3 million, respectively.

(b)         Debt issuance costs are amortized over the life of the related debt, ranging from 18 months to six years using the effective interest method.  The Unaudited Pro Forma Condensed Consolidated Statement of Income does not include a nonrecurring charge of approximately $3.5 million which represents the write-off of unamortized debt issuance costs, net of income taxes, associated with the retirement of existing debt.

(c)          The Credit Agreement includes four loan facilities — a revolving facility and three term loan facilities. The revolving facility is a five year, $400.0 million facility and the aggregate amount of the three term loan facilities is $2,525.0 million.  The company is obligated to prepay the three term loan facilities from the net proceeds of asset sales, casualty losses, equity offerings, and new indebtedness for borrowed money, and from a portion of its excess cash flow, subject to certain exceptions and repayment priority and formula requirements.

4.               Adjustment to reclassify certain businesses to discontinued operations.  In order to secure clearance from the European Commission and United States Department of Justice, Manitowoc agreed to sell substantially all of Enodis’ global ice machine operations following completion of the transaction. The businesses that will be sold are operated under the Scotsman, Ice-O-Matic, Simag, Barline, Icematic, and Oref brand names. Manitowoc has also agreed to sell certain non-ice businesses of Enodis located in Italy that are operated under the Tecnomac and Icematic brand names. The businesses being sold are collectively referred to as “Enodis Ice”.  The adjustment is as follows (in millions):

Enodis Ice

Reclassify historical activity
Net sales	$320.4
Cost of sales	231.2
Engineering, selling and administrative expenses	44.7
Operating earnings from continuing operations	44.5
Interest expense	1.8
Minority interest	0.2
Provision for income tax	8.7
Discontinued operations	$33.8

5.             Adjustment to the provision for income taxes to apply the estimated consolidated effective tax rate of approximately 28.0% to earnings from continuing operations before taxes on earnings.

6.             Basic earnings per share is computed as follows: earnings from continuing operations divided by basic weighted average shares outstanding.  Diluted earnings per share is computed as follows: earnings from continuing operations divided by diluted weighted average shares outstanding.

7.             The historical Enodis amounts are translated at £1 = $1.96899, the average exchange rate for Enodis’ fiscal year 2007.

8.             Adjustment to reclassify exceptional items reported under International Financial Reporting Standards (“IFRS”) to comply with Generally Accepted Accounting Practices in the United States (“US GAAP”) presentation.

9.     Adjustment to reflect additional semi-annual depreciation expense of $1.2 million in cost of sales and $0.1 million in selling, general and administrative expenses resulting from increased basis and remaining economic useful lives of Enodis tangible assets acquired of $26.2 million based on estimated useful lives of 3 to 30 years.  The Unaudited Pro Forma Condensed Consolidated Statement of Income does not include a nonrecurring charge of approximately $9.5 million for the amortization of the fair value adjustment to inventories.

10.   Adjustment to reflect an increase in amortization expense related to the recording of the preliminary fair value of identifiable intangible assets, amortized over their estimated remaining useful lives (in millions):

			Estimated
	Preliminary	Annual	Useful
	Fair Value	Amortization	Life

Customer relationships	$315.0	$7.9	20 years
Developed technology	165.0	5.5	15 years
Trademarks	339.0	—	Indefinite
Total	$819.0	13.4

Less Enodis historical amortization		$(2.4)

Net increase in amortization		$11.0

11.   Adjustment to record interest expense and amortization of deferred debt issuance cost on the debt incurred to finance the acquisition of Enodis and retire Manitowoc and Enodis indebtedness based upon pro forma consolidated debt of Manitowoc following consummation of the Transactions using the interest rates as shown (as if the Transactions had been consummated as of January 1, 2007) (in millions):

	Interest
	Rate (a)	Manitowoc (c)	Enodis	Consolidated

Eliminate historical expense
Interest on pre-existing debt		$(0.1)	$(8.5)	$(8.6)
Amortization of debt issue costs		(0.2)	(2.0)	(2.2)
Total historical expense		(0.3)	(10.5)	(10.8)

Interest on new debt
5 year Term Loan A ($1,025.0)	5.2%	26.4	—	26.4
6 year Term Loan B ($1,200.0)	6.5%	39.0	—	39.0
18 month Term Loan X ($300.0)	5.2%	7.8	—	7.8
5 year Revolver ($200.0)	5.2%	5.2	—	5.2
Undrawn Revolver ($200.0)	0.5%	0.5	—	0.5
Total interest on new debt		78.9	—	78.9

Amortization of debt issuance costs (b)		19.3	—	19.3

Net adjustment		$97.9	$(10.5)	$87.4

(a)   Borrowings made under the Credit Agreement will initially bear interest at 3.25 percent, in the case of borrowings other than Term Loan B, or 3.50 percent, in the case of Term Loan B, in each case in excess of an adjusted LIBO rate as defined in the Credit Agreement, or 1.75 percent, in the case of borrowings other than Term Loan B, or 2.00 percent, in the case of Term Loan B, in each case in excess of an ABR, at the Company’s option. In the event the ABR is less than the adjusted LIBO rate, the Company must choose the adjusted LIBO rate option.  An increase in the interest rate of 1/8% would change pro forma interest expense and net income by $0.9 million and $0.7 million, respectively.

(b)   Debt issuance costs are amortized over the life of the related debt, ranging from 18 months to six years using the effective interest method.  The Unaudited Pro Forma Condensed Consolidated Statement of Income does not include a nonrecurring charge of approximately $3.5 million which represents the write-off of unamortized debt issuance costs, net of income taxes, associated with the retirement of existing debt.

(c)   The Credit Agreement includes four loan facilities — a revolving facility and three term loan facilities. The revolving facility is a five year, $400.0 million facility and the aggregate amount of the three term loan facilities is $2,525.0 million.  The company is obligated to prepay the three term loan facilities from the net proceeds of asset sales, casualty losses, equity offerings, and new indebtedness for borrowed money, and from a portion of its excess cash flow, subject to certain exceptions and repayment and formula requirements.

12.   Adjustment to reclassify certain businesses to discontinued operations.  In order to secure clearance from the European Commission and United States Department of Justice, Manitowoc agreed to sell substantially all of the operations of Enodis Ice following completion of the transaction.  This adjustment is as follows (in millions):

Enodis Ice

Reclassify historical activity
Net sales	$151.1
Cost of sales	112.7
Engineering, selling and administrative expenses	24.5
Operating earnings from continuing operations	13.9
Interest expense	1.0
Minority interest	0.2
Provision for income tax	3.2
Discontinued operations	$9.5

13.  Adjustment to the provision for income taxes to apply the estimated consolidated effective tax rate of approximately 28.3% to earnings from continuing operations before taxes on earnings.

14.  Basic earnings per share is computed as follows: earnings from continuing operations divided by basic weighted average shares outstanding.  Diluted earnings per share is computed as follows: earnings from continuing operations divided by diluted weighted average shares outstanding.

15.  The historical Enodis amounts are translated at £1 = $2.01225, the average exchange rate for the six month period ending March 29, 2008.

16.   Adjustment to reclassify exceptional items reported under IFRS to comply will US GAAP presentation.

B.            Unaudited Pro Forma Condensed Consolidated Balance Sheet

(In millions)

	Manitowoc	Enodis			Manitowoc
	June 30, 2008	March 29, 2008		Pro Forma	Pro Forma
	US GAAP	IFRS		Adjustments	Consolidated
In millions of stated currency	USD	GBP	USD (6)	USD	USD

Assets
Current Assets:
Cash and cash equivalents	$416.0	£43.1	$86.2	$(14.5)	$487.7
Marketable securities	2.6	0.2	0.4	—	3.0
Restricted cash	6.7	—	—	—	6.7
Accounts receivable -net	504.5	129.1	258.3	(63.6)	699.2
Inventories - net	829.5	101.9	203.8	(36.3)	997.0
Deferred income taxes	65.3	—	—	58.5	123.8
Other current assets	90.2	—	—	35.0	125.2
Assets held for sale	—	—	—	131.7	131.7
Total current assets	1,914.8	274.3	548.7	110.8	2,574.3

Property, plant and equipment - net	560.1	84.4	168.8	21.9	750.8
Goodwill	553.1	183.9	368.0	1,032.9	1,954.0
Other intangible assets - net	202.9	13.8	27.6	778.6	1,009.1
Deferred income taxes	28.0	30.9	61.8	(59.8)	30.0
Other non-current assets	68.0	10.6	21.2	80.5	169.7
Assets held for sale, non current	—	—	—	334.7	334.7
Total assets	$3,326.9	£597.9	$1,196.1	$2,299.6	$6,822.6

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$1,023.6	£172.2	$344.5	$(77.6)	$1,290.5
Short-term borrowings	36.9	5.7	11.4	66.2	114.5
Product warranties	85.9	14.6	29.2	(6.1)	109.0
Customer advances	61.8	—	—	—	61.8
Product liabilities	34.6	—	—	—	34.6
Liabilities held for sale, current	—	—	—	66.4	66.4
Total current liabilities	1,242.8	192.5	385.1	48.9	1,676.8
Non-Current Liabilities:
Long-term debt, less current portion	205.0	162.6	325.3	2,230.2	2,760.5
Pension obligations	23.1	18.6	37.2	—	60.3
Postretirement health and other benefit obligations	50.4	1.2	2.4	—	52.8
Long-term deferred revenue	58.6	—	—	—	58.6
Other non-current liabilities	105.8	25.7	51.4	362.6	519.8
Liabilities associated with assets held for sale	—	—	—	52.6	52.6
Total non-current liabilities	442.9	208.1	416.3	2,645.4	3,504.6

Commitments and contingencies

Stockholders’ Equity:
Common stock	1.4	36.7	73.4	(73.4)	1.4
Additional paid-in capital	431.3	4.7	9.4	(9.4)	431.3
Accumulated other comprehensive income	162.5	1.4	2.8	(2.8)	162.5
Retained earnings	1,135.1	156.7	313.5	(313.5)	1,135.1
Treasury stock, at cost	(89.1)	(2.2)	(4.4)	4.4	(89.1)
Total stockholders’ equity	1,641.2	197.3	394.7	(394.7)	1,641.2
Total liabilities and stockholders’ equity	$3,326.9	£597.9	$1,196.1	$2,299.6	$6,822.6

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Statements of Income

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

BALANCE SHEET

Pro forma adjustments related to reclassifying certain operations as discontinued, IFRS and US GAAP differences, the acquisition, debt issuance and retirement, and certain reclassifications are summarized in the following table (in millions):

	Discontinued	US GAAP		Debt (4)		Conform to
	Operations (1)	Adjustments (2)	Acquisition (3)	Issuance	Retirement	Policy (5)	Totals

Assets
Current Assets:
Cash and cash equivalents	$(11.4)	$—	$(2,181.2)	$2,606.7	$(428.6)	$—	$(14.5)
Marketable securities	—	—	—	—	—	—	—
Restricted cash	—	—	—	—	—	—	—
Accounts receivable -net	(63.6)	—	—	—	—	—	(63.6)
Inventories - net	(45.4)	—	9.1	—	—	—	(36.3)
Deferred income taxes	—	56.8	—	—	1.0	0.7	58.5
Other current assets	—	—	—	37.8	(2.8)	—	35.0
Assets held for sale	120.4	6.6	4.7	—	—	—	131.7
Total current assets	—	63.4	(2,167.4)	2,644.5	(430.4)	0.7	110.8
Property, plant and equipment - net	(39.0)	12.8	48.1	—	—	—	21.9
Goodwill	—	58.0	971.9	—	1.8	1.2	1,032.9
Other intangible assets - net	(1.6)	(12.8)	793.0	—	—	—	778.6
Deferred income taxes	2.0	(61.8)	—	—	—	—	(59.8)
Other non-current assets	—	—	—	80.5	—	—	80.5
Assets held for sale, non current	38.6	—	296.1	—	—	—	334.7
Total assets	$—	$59.6	$(58.3)	$2,725.0	$(428.6)	$1.9	$2,299.6

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	$(58.4)	$(19.2)	$—	$—	$—	$—	$(77.6)
Short-term borrowings	(1.4)	—	—	114.5	(46.9)	—	66.2
Product warranties	(8.0)	—	—	—	—	1.9	(6.1)
Customer advances	—	—	—	—	—	—	—
Product liabilities	—	—	—	—	—	—	—
Liabilities held for sale, current	67.8	—	—	—	(1.4)	—	66.4
Total current liabilities	—	(19.2)	—	114.5	(48.3)	1.9	48.9
Non-Current Liabilities:
Long-term debt, less current portion	(8.2)	—	—	2,610.5	(372.1)	—	2,230.2
Pension obligations	—	—	—	—	—	—	—
Postretirement health and other benefit obligations	—	—	—	—	—	—	—
Long-term deferred revenue	—	—	—	—	—	—	—
Other non-current liabilities	(7.0)	58.0	311.6	—	—	—	362.6
Liabilities associated with assets held for sale	15.2	20.8	24.8	—	(8.2)	—	52.6
Total non-current liabilities	—	78.8	336.4	2,610.5	(380.3)	—	2,645.4

Commitments and contingencies

Stockholders' Equity:
Common stock	—	—	(73.4)	—	—	—	(73.4)
Additional paid-in capital	—	—	(9.4)	—	—	—	(9.4)
Accumulated other comprehensive income	—	13.0	(15.8)	—	—	—	(2.8)
Retained earnings	—	(13.0)	(300.5)	—	—	—	(313.5)
Treasury stock, at cost	—	—	4.4	—	—	—	4.4
Total stockholders' equity	—	—	(394.7)	—	—	—	(394.7)

Total liabilities and stockholders' equity	$—	$59.6	$(58.3)	$2,725.0	$(428.6)	$1.9	$2,299.6

(1)  Adjustment to reclassify certain businesses to discontinued operations.  In order to secure clearance from the European Commission and United States Department of Justice, Manitowoc agreed to sell substantially all of the operations of Enodis Ice following completion of the transaction.

(2)  Adjustment to reclassify historical Enodis IFRS accounting treatment to comply with US GAAP accounting treatment and establish liabilities in accordance with FASB Interpretation (FIN) No. 48, “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109” (in millions):

	Gross		Deferred Taxes		Valuation
	Continuing	Held for Sale	Continuing	Held for Sale	Continuing	Held for Sale
Reclassification of software to property, plant and equipment to conform to US GAAP	$12.8	—	—	—	—	—
Reclassification of effective historical Enodis net investment hedge which became ineffective under US GAAP upon acquisition	$13.0	$—	$(3.6)	$—	$3.6	$—

	Current Deferred Tax Asset (Liability)		Non current Deferred Tax Asset (Liability)
	Continuing	Held for Sale	Continuing	Held for Sale	Fin 48

Reclassification of historical Enodis deferred income taxes to comply with US GAAP	$56.8	$6.6	$—	$(20.8)	$—
Establish FIN 48 liabilities	$—	$—	$—	$—	$(58.0)

(3)   The acquisition of Enodis has been accounted for by Manitowoc using the acquisition method of accounting.  The total acquisition cost has been allocated first to assets and liabilities of Enodis based upon their respective fair values with the remainder allocated to goodwill.  The historical shareholders' equity of Enodis has been eliminated.  The aggregate purchase cost and the preliminary allocation of the purchase cost to assets and liabilities of Enodis are as follows (in millions):

		Continuing	Discontinued
		Operations	Operations
Purchase cost, including related fees:
Acquisition of 100% of stock	$2,090.1
Share-based Obligations	71.1
Fees	20.0
	2,181.2
Net assets at historical cost	394.7
Net fair value adjustments	581.7	538.6	43.1
Goodwill	$1,204.8	971.9	232.9

				Gross		Deferred Taxes
	Historical	Fair Value	Net Increase	Continuing	Held for Sale	Continuing	Held for Sale

Fair value adjustments:
Inventory	$203.8	$217.6	$13.8	$9.1	$4.7	$(3.2)	$(1.7)
Property, plant and equipment	168.8	231.3	62.5	48.1	14.4	(17.7)	(5.1)
Identifiable intangible assets	27.6	869.4	841.8	793.0	48.8	(290.7)	(18.0)
Total				$850.2	$67.9	$(311.6)	$(24.8)

Fair value adjustment and related deferred taxes					$918.1		$(336.4)

(4)   Adjustment reflects the issuance and retirement of certain historical Enodis and Manitowoc debt and issuance of the new facility to effect the acquisition of Enodis.

				Deferred
	Manitowoc	Enodis	Combined	Tax
Historical debt and related costs retired:
Debt	$91.9	$336.7	$428.6	$—
Debt issuance costs	—	2.8	2.8	(1.0)
Total retired	$91.9	$339.5	$431.4	$(1.0)

	Total	Current	Non-current
Issued debt and related costs:
Debt	$2,725.0	114.5	2,610.5
Costs related to debt issuance	(118.3)	(37.8)	(80.5)
Net cash adjustment	$2,606.7

(5)   Adjustment to conform historical Enodis warranty provisions to Manitowoc policy and establish related deferred tax asset..

(6)   The historical Enodis amounts are translated at £1 = $1.9954, the exchange rate on March 29, 2008.

C.            Cost savings, revenue enhancements and restructuring charges

The unaudited pro forma combined financial statements do not reflect any cost savings relating to redundant departments and infrastructure, the benefit of operational efficiencies, or the benefit of revenue enhancements which may be achieved after the acquisition of Enodis.  In addition, the unaudited pro forma combined financial statements do not include any charges related to restructuring the combined group.